UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2014, Equity Residential (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders:

•	Elected all eleven nominees for Trustees to a one-year term;

•	Ratified the appointment of Ernst & Young LLP as the independent auditor for 2014; and

•	On an advisory basis, approved the executive compensation set forth in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”).

The following are the final voting results for each of the three proposals presented at the Annual Meeting:

Proposal 1 – Election of Trustees:

Nominee	For	Withheld
John W. Alexander	314,619,058	5,327,715
Charles L. Atwood	314,631,650	5,315,123
Linda Walker Bynoe	313,212,094	6,734,679
Mary Kay Haben	316,514,028	3,432,745
Bradley A. Keywell	316,711,398	3,235,375
John E. Neal	314,887,986	5,058,787
David J. Neithercut	318,149,511	1,797,262
Mark S. Shapiro	313,051,248	6,895,525
Gerald A. Spector	313,968,202	5,978,571
B. Joseph White	314,652,270	5,294,503
Samuel Zell	310,329,855	9,616,918

There were 10,544,700 broker non-votes with respect to Proposal 1.

Proposal 2 – Ratification of the selection of Ernst & Young LLP:

For	324,817,781
Against	5,453,328
Abstain	220,364

Proposal 3 – Approval, on an advisory basis, of the executive compensation in the Proxy Statement:

For	191,452,331
Against	128,033,476
Abstain	460,966
Broker Non-Votes	10,544,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 12, 2014	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel